UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

March 26, 2015

Date of Report (Date of earliest event reported)

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 First Ave.

Sunnyvale, California 94089

(Address of principal executive offices, including zip code)

(408) 349-3300

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 26, 2015, the Board of Directors of Yahoo! Inc. (the “Company”) approved an additional share repurchase program of $2.0 billion (the “New Repurchase Program”) which will expire on March 31, 2018. The amount of shares of common stock authorized to be repurchased under the New Repurchase Program is in addition to the amount remaining under the Company’s existing stock repurchase program (the “Existing Repurchase Program”) announced in November 2013, which expires in December 2016. As of the date hereof, $726 million remains available under the Existing Repurchase Program. Repurchases under the New Repurchase Program and the Existing Repurchase Program may take place in the open market or privately negotiated transactions, including without limitation, accelerated share repurchase transactions, derivative transactions, and under Rule 10b5-1 plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.

By:	/s/ Ronald S. Bell
Ronald S. Bell
General Counsel and Secretary

Date: March 26, 2015